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EXHIBIT 23.1

        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of PriceSmart, Inc. for the registration of 79,313 shares of its common stock and to the incorporation by reference therein of our report dated November 2, 2001, with respect to the consolidated financial statements of PriceSmart, Inc. included in its Annual Report on Form 10-K/A for the year ended August 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
San Diego, California October 23, 2002

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  EXHIBIT 23.1